Type:  Exhibit- 3.1
Description:  Amended Articles of Incorporation
                                                           Exhibit 3.1
                          THE STATE OF TEXAS

                          SECRETARY OF STATE

     The undersigned, as Secretary of State of the State of Texas, HEREBY CERTIFIES that the attached is a true and correct copy of the following described instruments on file in this office:

                      CITIZENS CAPITAL CORP.

ARTICLES OF INCORPORATION                            MARCH 12, 1991
ARTICLES OF AMENDMENT                                MARCH 30,1992

IN TESTIMONY WHEREOF, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in the City of Austin, on July 27, 1993.

/s/ John Hannah, Jr.                              [Deleted Seal]
________________________
John Hannah Jr., Secretary of State


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

ARTICLES OF INCORPORATION (SHORT FORM)

                              ARTICLE ONE

The name of the corporation is: Let Us, Inc.

                              ARTICLE TWO

The Period of its duration is: Perpetual

                             ARTICLE THREE

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                             ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is: 100 shares without par value.

                             ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000) consisting of money, labor done, or property actually received.

                              ARTICLE SIX

The street name of its initial registered office is:

       5909 Harvest Hill, Ste. 1078, Dallas, Texas 75230

The name of its initial registered agent at such address is:

         Billy D. Hawkins


                             ARTICLE SEVEN

The number of directors constituting the initial board of directors is ONE, and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Billy D. Hawkins, 5909 Harvest Hill, Ste. 1078, Dallas, Texas 75230.


                             ARTICLE EIGHT

The name and address of the incorporator is:

Billy D. Hawkins, 5909 Harvest Hill, Ste. 1078, Dallas, Texas 75230.

Signed By:

/s/ Billy D. Hawkins
_______________________________           DATE: March 12, 1991
Billy D. Hawkins, Incorporator


STATE OF TEXAS

COUNTY OF DALLAS

Before me, a notary public, on this day personally appeared
Billy D. Hawkins, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

Given under my hand and seal of office this_____________day of_______________________,A.D. 19_____.

/s/ Christine J. Baker
_______________________________  (Notary Seal)
Notary Public, State of Texas

Sworn to Date_________________,19____
Dallas County, Texas

My commission expires:___________________,19_____


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

                         ARTICLES OF AMENDMENT

                              ARTICLE ONE

                                                  FILED
                                             In the Office of the
                                        Secretary of State of Texas
                                                  MAR 30 1992

                                             Corporations Section



The name of the corporation is  LET US, INC.
                                Charter Number 01185557-00


                        ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted on March 2, 1992.

                  Article I is amended to read:

                     Citizens Capital Corp.


                       ARTICLE THREE


The number of shares of the corporation outstanding and entitled to vote at the time of such adoption was 100 common shares.

                         ARTICLE FOUR

The number of shares voted for such amendment was 100 common shares. The number of shares voted against such amendment was 0.

Before me, a notary public, on this day personally appeared Billy D. Hawkins, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statement therein contained are true and correct.

/s/ Billy D. Hawkins                  Date 3/27/92
____________________________
Billy D. Hawkins, President


/s/ Gloria E. Martinez
____________________________
Notary Public
Dallas County, Texas

Sworn to Date 3/27/92

(Notary Seal)

GLORIA E. MARTINEZ
  NOTARY PUBLIC
THE STATE OF TEXAS
COMMISSION EXPIRES
     3-28-95

Corporate Address:  5909 Harvest Hill, Ste. 1078
                    Dallas, Texas 75230.




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

                          THE STATE OF TEXAS

                          SECRETARY OF STATE

                       CERTIFICATE OF AMENDMENT

                                 FOR

                        CITIZENS CAPITAL CORP.

                        CHARTER NUMBER  01185557


    THE UNDERSIGNED AS SECRETARY OF STATE OF THE STATE OF TEXAS
HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

    ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.

DATED DEC. 23, 1993
EFFECTIVE DEC. 23, 1993

/S/ John Hannah, Jr.
_______________________________
John Hannah Jr., Secretary of State



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

                Articles of Amendment


                    ARTICLE ONE

The name of the corporation is:   Citizens Capital Corp.
                                  Charter Number 01185557-00

                    ARTICLE TWO

The following amendment to the Articles of incorporation was adopted on December 1, 1993.

The general nature of the amendment is to give the corporation authority to issue, at its discretion, preferred shares and additional common shares.

           Article 4 is amended to read:

The aggregate number of common shares which the corporation shall have authority to issue is 10 million (10,000,000) shares, without par value.

The aggregate number of preferred shares which the corporation shall have authority to issue is 2 million (2,000,000) shares, without par value.

                  ARTICLE THREE

The number of shares of the corporation outstanding and entitled to vote at the time of such adoption was 100 common shares.

                     ARTICLE FOUR

The number of shares voted for such amendment was 100 common shares. The number of shares voted against such amendment was 0.

Before me, a notary public, on this day personally appeared Billy D. Hawkins, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statement therein contained are true and correct.

/s/ Billy Hawkins
____________________________
Billy Hawkins, President              DATE  12-22-93


/s/ Eva Gail Cook
____________________________
Notary Public                       [Notary Seal]

Sworn to Date:  12/23/93

Dallas County, Texas


Corporate Address:  5909 Harvest Hill, Ste. 1078
                    Dallas, Texas 75230.




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

[DIFFERENT PAGE 49 FROM HARD COPY]


                  CERTIFICATE OF AMENDMENT
                             FOR
                    CITIZENS CAPITAL CORP.
                   CHARTER NUMBER  01185557

    THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS,
HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

    ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.

DATED APR. 27, 1998
EFFECTIVE APR. 27, 1998

                                                         FILED
                                                  in the Office of the
                                              Secretary of State of Texas
                                                     APR 27, 1998
                                                 Corporations Section



                 ARTICLES OF AMENDMENT

                    ARTICLE ONE

The name of the corporation is  Citizens Capital Corp.
                                Charter Number .01185557-00


                    ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted on April 1, 1998.

The general nature of this amendment is to increase the number of common shares authorized for issuance.

                  Article 4 is amended to read:

The aggregate number of common shares which the corporation shall have authority to issue is: 100 million (100,000,000) shares, without par value.

                         ARTICLE THREE

The number of shares of the corporation outstanding and entitled to vote at the time of such adoption was 8,500,000 common shares.

                         ARTICLE FOUR

The number of shares voted for such amendment was 8,500.000 common shares. The number of shares voted against such amendment was 0.

Before me, a notary public, on this day personally appeared Billy D. Hawkins. known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statement therein contained are true and correct.

/s/ Billy D. Hawkins
__________________
Billy D. Hawkins, President     Date:  4/22/98

/s/ Tina M. Harrison
____________________
Tina M. Harrison, Notary Public

Sworn to Date  4/22/98

Dallas County, Texas

(Notary Seal)

TINA M. HARRISON
NOTARY PUBLIC
STATE OF TEXAS
My Comm. Exp. 02-10-02

Corporate Address:   5909 Harvest Hill, Ste. 1078
                     Dallas, Texas 75230.


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